Exhibit 16.1

March 20, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by NanoString Technologies, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of NanoString Technologies, Inc. dated March 16, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP
Seattle, Washington

Attachment